SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 2, 2005

                                Neurologix, Inc.
             (Exact name of registrant as specified in its charter)

             DELAWARE                     0-13347               06-1582875
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  (State or other jurisdiction of       (Commission          I.R.S. Employer
  incorporation or organization)         File Number)       Identification No.)

       ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY                     07024
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      (Address of principal executive offices)                  (Zip Code)

                                 (201) 592-6451
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                         (Registrant's telephone number,
                              including area code)

                                      None
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              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13(e)-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective October 1, 2005, Mark S. Hoffman resigned as a member of the Board of Directors (the "Board") of Neurologix, Inc. (the "Company") and also resigned as the Secretary and Treasurer of the Company.

         Mr. Hoffman's resignation is part of a realignment of responsibilities for the private equity portfolio holdings of Palisade Capital Management, a private investment firm and affiliate of Palisade Private Partnership L.P., which owns approximately 26% of the Company's shares.

         The Board appreciates Mr. Hoffman's service to the Company. The Board expects to appoint a new director to fill the vacancy created by Mr. Hoffman's resignation as soon as practicable. The Company is also seeking to hire a new officer to replace Mr. Hoffman as Secretary and Treasurer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NEUROLOGIX,  INC.

Date: October 6, 2005                            By: /s/ Michael Sorell
                                                     --------------------------
                                                 Name:  Michael Sorell, M.D.
                                                 Title: President and
                                                        Chief Executive Officer